UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2022

IANTHUS CAPITAL HOLDINGS, INC.

(Name of registrant in its charter)

British Columbia, Canada	000-56228	98-1360810
(State or jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 414

New York, NY 10170

(Address of principal executive offices)

(646) 518-9418

(Registrant’s telephone number)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On November 21, 2022, iAnthus Capital Holdings, Inc. (the “Company”) issued a press release announcing that on November 14, 2022, Michael Weisser (“Weisser”) filed an application in the Supreme Court of British Columbia (the “Application”) with respect to the petition proceeding commenced by Weisser on June 20, 2022 against the Company and its board of directors (the “Petition”). Pursuant to the Application, Weisser seeks to (i) add holders of the Company’s 13% senior secured convertible debentures and holders of a majority of the Company’s 8% unsecured convertible debentures as respondents, (ii) amend the Petition to request that the previously consummated recapitalization transaction and results of the 2020 annual general meeting be set aside, and (iii) for the Petition to be amended to provide for interim relief. Furthermore, Weisser is requesting that the pending a further annual general meeting with respect to the Company’s 2019 fiscal year, the existing directors of the Company be replaced by an interim slate of directors nominated by Weisser. The Company is reviewing the Application and will be requesting that the Petition be dismissed.

A copy of the press release is attached hereto as Exhibit 99.1, and the information contained therein is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated November 21, 2022
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IANTHUS CAPITAL HOLDINGS, INC.

Date: November 21, 2022	By:	/s/ Robert Galvin
Robert Galvin
Interim Chief Executive Officer